POWER OF ATTORNEY

Know by all these present, that the undersigned, Michael Smith, hereby constitutes and appoints each of Stacy L. Cozad, Ryan Fisher, and Mavis Huger, or any of them acting singly, and with full power of substitution and re-substitution, as the undersigned’s true and lawful attorneys-in-fact (each of such persons and their substitutes being referred to herein as the “attorney-in-fact”), with full power to act for the undersigned and in the undersigned’s name in any and all capacities, for the following limited purposes:

1)
to prepare, execute and file for and on behalf of the undersigned, the SEC’s Form ID Application, including amendments thereto, in order to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission (the “SEC”) of reports required or considered by the attorney-in-fact to be advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

2)
to prepare, execute, and submit to the SEC, Ingevity Corporation (the “Company”), and/or any national securities exchange on which the Company’s securities are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers it advisable to file with the SEC, under Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”);

3)
Obtain, as the undersigned’s representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and

4)
to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion, and limited to filings required under Section 16(a) of the Exchange Act.

The undersigned hereby grants to such attorney-in-fact limited power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all  that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, or Form 144, with respect to the undersigned’ s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and effective as of this 17th day of February 2022.

Signature: /s/ Michael P. Smith	Witness 1: /s/ Kari Martin
Name: Michael P. Smith	Witness 2: /s/ Charlotte Whatley

STATE OF SOUTH CAROLINA	)
)
COUNTY OF CHARLESTON	)

On this 17th day of February, 2022 before me, the undersigned notary public, personally appeared Michael Smith, who is personally known to me (or who proved to me on the basis of satisfactory evidence) to be the person whose name is affixed to the foregoing instrument as the principal signatory and acknowledged to me that such person executed the same.

WITNESS my hand and office seal.

Signature /s/ Charlotte Whatley

Charlotte Whatley